                                                                   EXHIBIT 10.10

                                   AGREEMENT
                                   ---------

THIS SERVICES AGREEMENT is entered into this 30th of September, 1997, between QUEST GROUP INTERNATIONAL, INC., a Georgia corporation with its principal offices located at 242 Falcon Drive, Forest Park, Georgia 30297 ("Quest"), and AMERITECH COMMUNICATIONS, INC., a Delaware corporation with offices located at 2000 West Ameritech Center Drive, Hoffman Estates, Illinois 60196 ("Ameritech").

WHEREAS, Quest is engaged in providing various prepaid telecommunication platform services and selling related retail and/or wholesale telecommunications products; and

WHEREAS, Ameritech desires to purchase from Quest, and Quest desires to sell to Ameritech, these prepaid telecommunications platform services and wholesale telecommunications products for resale by Ameritech to customers; and

WHEREAS, Quest desires to provide on a retail basis to Ameritech's Customers and/or End Users certain long distance telecommunications services;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

The following terms have the meanings hereinafter indicated whenever used in this Agreement:

1.1 "AFFILIATE" shall mean, when used with respect to a specific Person, a Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

1.2 "CARRIER" shall mean the underlying facilities-based provider of intraLATA, interLATA or international telecommunications services.

1.3 "DISCLOSING PARTY" shall mean, when used in connection with the disclosure of any particular Confidential Information, the Party who discloses such Confidential Information to the other Party.

1.4  "END USER" shall mean the actual consumer of the Services.

1.5  "EVENT OF DEFAULT" shall mean any event or occurrence described as such in
     SECTION 7.1 hereof.

1.6 "FCC" shall mean the Federal Communications Commission and any successor federal agency having jurisdiction over the interstate provision of telecommunications services.

1.7  "QUEST" shall mean Quest Group International, Inc., a Georgia corporation.

1.8  "PARTY" shall mean Ameritech on the one hand and Quest on the other hand.

1.9 "PERSON" shall mean any individual, partnership, corporation, limited liability company, trust, or other entity.

1.10 "RATE SCHEDULE" shall mean that certain schedule attached hereto as ADDENDUM "A" and the exhibits thereto, which identifies (i) each of the telecommunications products and platform services that may be purchased by Ameritech for resale to Customers, (ii) each of the telecommunications products that may be provided by Quest directly to Ameritech's Customers and/or End Users,
     (iii) the Usage Charges applicable to each such product or service, and
     (iv) the Service Charges applicable to each such product or service, as such schedules may be amended from time to time by mutual agreement of the parties.

1.11 "RECEIVING PARTY" shall mean, when used in connection with the disclosure of any particular Confidential Information, the Party to whom such Confidential Information is disclosed by the other Party.

1.12 "CUSTOMER" shall mean any retail and/or wholesale customer procured by Ameritech.

1.13 "SERVICE CHARGES" shall mean any charges other than Usage Charges which are set forth in the Rate Schedule and which are payable (i) by Ameritech to Quest in connection with the purchase of a particular category of Wholesale Services, including recurring and non-recurring installation charges, location charges, management fees, and similar items, or (ii) by Quest in connection with the provision of a particular Retail Service.

1.14 "SERVICES" shall mean the Retail Services and the telecommunications services provided by Ameritech to Customers and/or End Users as a result of the resale of Wholesale Services.

1.15 "USAGE CHARGES" shall mean (i) the charges payable by Ameritech to Quest with respect to each minute or six (6) second increment thereof, whichever is specified, of use by Ameritech of a particular category of Wholesale Services, as calculated in accordance with the applicable rates set forth in the Rate Schedule, or (ii) the charges payable by Quest to Ameritech with respect to each minute or six (6) second increment thereof, whichever is specified, of provision of a particular category of Retail Service, as calculated in accordance with the applicable rates set forth in the Rate Schedule.

1.16 "WHOLESALE SERVICES" shall mean the telecommunications products and platform services identified in the Rate Schedule which are sold directly by Quest to Ameritech for resale by Ameritech. The Wholesale Services shall include at a minimum those Services specified in ADDENDUM "B" hereto, regardless of whether they are currently being provided by Quest to Ameritech under this Agreement.

1.17 "RETAIL SERVICE" shall mean the telecommunications products identified in the Rate Schedule which are provided by Quest to Ameritech's Customers and/or End Users.

1.18 "TRANSMISSION SERVICES" shall mean the physical carriage of a telephone call from the point of origin to the destination point, and shall include both Wholesale Transmission Services and Retail Transmission Services.

                                  ARTICLE II
                        PURCHASE/PROVISION OF SERVICES
                        ------------------------------

2.1  GENERAL.

     (A) Ameritech shall purchase from Quest, and Quest shall sell to Ameritech, in accordance with the terms and conditions contained in this Agreement, such Wholesale Services as may be ordered by Ameritech from time to time for resale. In exchange for such Wholesale Services, Ameritech shall be obligated to pay to Quest any applicable Usage Charges and Service

          Charges as set forth on the Rate Schedule in accordance with the provisions of ARTICLE IV hereof.

     (B) Quest shall provide, in accordance with the terms and conditions contained in this Agreement, such of the Retail Services identified in ADDENDUM "A" as may be specified from time to time by Ameritech. In exchange for such Retail Services, Quest shall be obligated to pay Ameritech any applicable Service Charges as set forth in the Rate
          Schedule in accordance with the provisions of ARTICLE IV hereof.

2.2 ADDITIONAL SERVICES. From time to time, Quest may make available for purchase by Ameritech additional wholesale telecommunications products and services other than the Wholesale Services listed in the Rate Schedule. If Ameritech desires to purchase any such additional product or service, the price of such additional product or service, and the terms and conditions on which it will be provided to Ameritech, will be determined by mutual agreement of the parties hereto at the time such product or service is offered by Ameritech, and the Rate Schedule will be modified accordingly.

2.3 SPECIAL SERVICES. From time to time, Ameritech may request that Quest supply to Ameritech special services in addition to or different from those services specified in Sections 2.1 and 2.2 hereof. Any such request from Ameritech shall be in writing, and Quest shall respond to such request with a written quotation to Ameritech, which quotation specifies the cost and timeline for performance of the special services. The parties must agree in writing to performance of the special services before Quest will undertake those special services.

2.4 REQUIRED DOCUMENTATION. Prior to the delivery by Quest to Ameritech of any Wholesale Services which would be subject to any federal, state or local excise, sales or use taxes if Ameritech were not purchasing such Wholesale Services for resale, Ameritech shall deliver to Quest all applicable exemption forms and certificates required to avoid the collection of such taxes by Quest or, in the event Quest is processing and paying said taxes on behalf of Ameritech, all appropriate accounts and documentation shall be agreed upon by the Parties.

[***]

2.6 WARRANTY AND LIMITATIONS. Quest represents and warrants to Ameritech that the Wholesale Services shall conform to and operate in strict accordance with the specifications contained in ADDENDUM "B" attached hereto. AMERITECH ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, QUEST MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING ITS FACILITIES, PRODUCTS OR SERVICES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. In no event shall Quest be liable for any act or omission of either the Carrier(s) from whom Ameritech obtains network services or any other entity furnishing equipment, products, or services to Ameritech, its End Users or its Customers, nor shall Quest be liable for any damages or losses due to the fault or negligence of Ameritech, its End Users or its Customers.

* Portions of this Agrement have been redacted to preserve the Company's confidential information.

                                  ARTICLE III
                                    ORDERS
                                    ------

3.1 STANDARD ORDER PROCESSING PROCEDURES. All orders for those Services specified in ADDENDUM A shall contain the information specified in, and be submitted by Ameritech to Quest in accordance with, those order processing procedures mutually established by Quest and Ameritech.

3.2 CUSTOM ORDER PROCESSING PROCEDURES. Orders for the development of special or custom services not then specified in ADDENDUM A as being available to Ameritech shall be submitted by Ameritech to Quest in accordance with such special order processing procedures as the Parties shall mutually establish. Each order for development of custom or special services shall indicate whether (a) Ameritech is requesting exclusive use of such custom or special service, or (b) if Ameritech does not request exclusive use of such custom or special service, the royalty arrangement to be utilized whereby Quest will compensate Ameritech if such custom or special service is provided by Quest to another of Quest's customers after Ameritech has paid for the development of the custom or special service.

3.3 REQUIRED INFORMATION. Each order submitted by Ameritech shall contain all required information. If Ameritech submits an order for Services which is incomplete or which otherwise fails to comply with the established order processing procedures, Quest may either return the order to Ameritech for completion or correction or attempt to process the order in the condition submitted by Ameritech.

3.4 ACCEPTANCE OF ORDERS. No order for Services will be binding upon Quest unless and until such order has been approved by Quest; provided that, Quest shall not unreasonably withhold or delay its approval of an order for Services. If Quest refuses to approve an order for Services, it shall provide Ameritech with notice of such rejection and the reason therefor.

                                   ARTICLE IV
                             BILLING AND COLLECTION
                             ----------------------

4.1  INVOICES AND PAYMENTS.

     (A)  Invoices.  Within ten (10) days of the last day of each calendar month
          --------
          during the term of this Agreement and for each month thereafter until all charges for the Wholesale Services other than Transmission Services have been billed and paid, Quest shall prepare and deliver to Ameritech an invoice summarizing the various non-Transmission Services charges incurred by Ameritech during the immediately preceding month. Quest shall on a weekly basis prepare and deliver to Ameritech an invoice summarizing the various Transmission Services charges incurred by Ameritech during the immediately preceding week. Quest's failure to forward an invoice within the prescribed time period shall not relieve or otherwise modify or alter in any way Ameritech's obligation to make the payments required herein.

     (B)  Payments.  Ameritech shall pay the undisputed portion of each non-
          --------
          Transmission Services invoice no later than thirty (30) days after the invoice date. Ameritech's payment shall be made by wire transfer to an account specified by Quest. Ameritech shall pay the undisputed portion of each Transmission Services invoice not later than fifteen
          (15) days after the invoice date. Ameritech's payment shall be made by wire transfer to a separate, specific bank account set up in Quest's name, but said account shall be subject to a restriction that payments into the account from Ameritech must be automatically forwarded by the bank to one (1) or more Carriers specified by Ameritech and Quest, and those forwarding instructions cannot be altered or canceled without both Quest's and Ameritech's prior written consent. Any invoice that is not paid when due, including any disputed payment withheld by Ameritech pending resolution of the dispute with Quest which is subsequently determined to be due and owing to Quest, shall be subject to a late fee calculated using the prime rate (the average rate published in The
                                                                         ---
          Wall Street Journal on the payment due date) plus two percent (2%).
          -------------------

     (C)  Statements.  Within fifteen (15) days of the last day of each week
          ----------
          during the term of this Agreement and for each week thereafter until all settlements for the Retail Services have been paid, Ameritech shall prepare and deliver to Quest a statement summarizing the various revenue(s), calculated in accordance with the Rate Schedule, to be paid to Quest for providing the Retail Services during the immediately preceding month, less the Service Charges owed by Quest to Ameritech in connection therewith. Ameritech shall include with each such statement the full net payment due and owing to Quest.

4.2 DISPUTES. If either party disputes any calculation or amount shown on an invoice, it shall notify the other party of such dispute and the basis therefor within twenty (20) business days after receipt of such invoice. The non-disputing party shall respond to the disputing party in writing within ten (10) business days of its receipt of such a notice. If the dispute is not resolved as a result of the response, Ameritech and Quest shall in good faith attempt to resolve such dispute through mediation and arbitration in accordance with ARTICLE XI hereof.

4.3  AUDIT.

     (A) Upon reasonable advance written notice to Quest, Ameritech shall be entitled from time to time (but no more frequently than every six (6) months) to audit (a) Quest's books and records to confirm the accuracy of charges invoiced by Quest to Ameritech, (b) the End User database of information to verify its accuracy and completeness, and (c) Quest's personnel and methods and procedures to verify Quest's compliance with this Agreement. Any such audit shall be performed at reasonably convenient times for the Parties and during normal business hours. Any audit of the accuracy and completeness of Quest's invoices to Ameritech shall be limited to transactions underlying those invoices submitted within one (1) year of Ameritech's request for the audit. If any audit conducted by Ameritech reveals a discrepancy of five percent (5%) or more, then Quest shall reimburse Ameritech's reasonable audit expenses. Nothing herein shall give Ameritech the right to have access to any information other than that information related to Ameritech's account.

     (B) Notwithstanding the foregoing, Ameritech shall be entitled to place one (1) or more of its employees and/or consultants at Quest's facilities in order to audit the accuracy, correctness and completeness of the Carrier's bills to Quest for Wholesale Transmission Services sold by Quest to Ameritech. Quest shall furnish such employees/consultants reasonable accommodations, facilities and assistance in this effort, and Ameritech shall reimburse Quest for any reasonable out of pocket expenses (to include such expenses as telephone charges but not to include an allocation for rent, lights, heat, etc.) incurred by Quest in providing such accommodations, facilities and assistance. If Quest requests and they have time, Ameritech will direct those employees/consultants to also audit the accuracy, correctness and completeness of the Carrier's bills to Quest for Retail Transmission Services provided by Quest to Ameritech's Customers and/or End Users, in which event Quest shall reimburse Ameritech for a pro rata portion of the employees'/consultants' time and expenses based on Ameritech's portion of the Carrier's bill in relation to Quest's portion of the Carrier's bill.

4.4 BILLING INQUIRIES AND COLLECTION EFFORTS. Ameritech shall be solely responsible for responding to billing inquiries from its Customers and End Users, unless Ameritech has purchased that type of customer service from Quest. Ameritech shall be solely responsible for all collection efforts involving its Customers, and the inability to collect payment from its Customers and End Users shall not affect Ameritech's obligation to make the payments to Quest required herein.

                                   ARTICLE V
                             ADDITIONAL COVENANTS
                             --------------------

5.1 TAXES. Ameritech shall pay or cause to be paid, when due, all federal, state, and local excise, sales, and use taxes payable with respect to any Wholesale Services resold by Ameritech to its Customers and End Users. Quest shall pay or cause to be paid, when due, all federal, state, and local excise, sales, and use taxes payable with respect to any Retail Services provided to Ameritech's Customers and/or End Users. Each party shall pay or cause to be paid, when due, all federal, state and local taxes payable with respect to the revenues and profits recognized by that party hereunder.

5.2 COMPLIANCE WITH LAWS. Each Party shall, at its own expense, comply with all federal, state, and local laws, ordinances and regulations relating to its duties, obligations, and performance under this Agreement and shall procure all certificates, permits, and licenses required in connection therewith.

5.3 TRADEMARKS. Except for Ameritech's use of Quest's name and/or trademark(s) and logo(s) to identify that Quest is the provider of Retail Services to Ameritech's Customers and/or End Users, neither Party shall use the name or logo of the other Party or an Affiliate of the other Party without the prior express written consent of the other Party. All use by a Party of the other Party's name, trade names, trademarks, service marks, and logos will inure to the benefit of the other Party. Each Party further agrees not to use the other Party's name, trade names, trademarks, service marks, or logos as or with any part of any name, mark, or trade name of the Party or any Affiliate of the Party. Without limiting any other provision of this Agreement, all uses by a Party of a name or logo of the other Party, whether on tangible materials or in communications in connection with the rendition of its duties hereunder, must conform to this Agreement and, where applicable, the policies and practices of the other Party furnished to the Party from time to time.

5.4 MOVEMENT OF CUSTOMERS. During the term of this Agreement, Ameritech shall not directly solicit the retail prepaid phone card business of those customers of Quest identified in ADDENDUM "C" attached hereto. Nothing herein contained shall prohibit Ameritech from responding to an unsolicited request for proposal from any such customer, or from pursuing the retail prepaid phone card business of such customer if that customer is no longer purchasing services from Quest.

5.5 PROPRIETARY SYSTEMS/TECHNOLOGY. Ameritech acknowledges that the technologies and systems, including but not limited to software, procedures and methods of processing information, activation and refresh systems, and other proprietary information provided to Ameritech and used by Quest in connection with Quest's performance under this Agreement, are the sole and exclusive property of Quest. Nothing contained herein shall convey to Ameritech any rights or interests in Quest's proprietary programs and systems, other than the right for Ameritech to use Quest's proprietary programs and systems during, subject to and in conjunction with the terms and conditions of this Agreement, and except as such use may be required by Ameritech upon or after the expiration or termination of this Agreement to continue to utilize the Customer records database and/or convert or transition the Customer records database to Ameritech and/or a third party of Ameritech's choosing.

[***]

5.7 REPORTS. Attached as EXHIBIT "1" TO ADDENDUM "A" is a listing of the reports that Quest will supply to Ameritech on a weekly, monthly and other periodic basis, along with a description of the information contained in each such report. The parties may by mutual agreement add or delete reports from the list, with a goal to establish an intranet account whereby Ameritech may electronically access the data in Quest's possession and prepare such reports on such a frequency as Ameritech deems appropriate.

                                  ARTICLE VI
                                CONFIDENTIALITY
                                ---------------

6.1 DUTY OF CARE. Each Party acknowledges that any Confidential Information which may be provided to it by the other Party or which may be generated by a Party in performing its obligations under this Agreement may have substantial value to the Disclosing Party. Accordingly, each Receiving Party agrees to take all reasonable and necessary steps to preserve the confidentiality of all Confidential Information received from a Disclosing Party, whether generated and/or communicated in writing, electronically, orally, or otherwise. A receiving Party shall use not less than the same degree of care to avoid disclosure of such Confidential Information as it uses with respect to its own proprietary and confidential information of like importance and, at a minimum, shall exercise reasonable care.

6.2 CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" shall include, without limitation, the terms of this Agreement, Ameritech's Customer and End User lists and associated information, Quest's rates or agreements with its Carriers, and such other confidential engineering, technical, financial, business, marketing, promotional, usage and sales data as a Disclosing Party shall designate as "confidential," either in writing or orally.

6.3 RESTRICTIONS ON USE AND DISCLOSURE. Each Party recognizes and acknowledges that a Disclosing Party is disclosing Confidential Information solely to facilitate full performance of this Agreement by both Parties and each Receiving Party agrees to, and shall, use the Confidential Information disclosed to it by the Disclosing Party solely in furtherance of this purpose and not for any other purpose. A Receiving Party shall restrict disclosure of Confidential Information to such of its directors, officers, employees, and agents as shall have obligated themselves in writing to comply with the restrictions on use and disclosure contained in this Agreement and who have a reasonable need to know such information for such purpose and shall reproduce such information only to the extent necessary for such purpose. A Receiving Party may disclose Confidential Information to a Consultant, but if it does so, it must ensure that the Consultant is obligated in writing to abide by the restrictions on use and disclosure contained in this Agreement and that the Confidential Information bears appropriate legends or statements indicating the confidential and/or proprietary nature of the information. A receiving Party shall be liable for any violation of the provisions of this ARTICLE VI by any such Consultant. Except as expressly provided otherwise herein, a Receiving Party shall not disclose Confidential Information to any third party.

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

6.4 EXCEPTIONS. The restrictions on disclosure by a Receiving Party of Confidential Information shall not apply to: (i) information which at the time of disclosure was generally available to the public; (ii) information which subsequent to its disclosure by the Disclosing Party to the Receiving Party is published or otherwise becomes available to the public through means other than an act or omission of the Receiving Party; (iii) information which was previously known to the Receiving Party free of any obligation to keep it confidential or which is subsequently and independently developed in good faith by the Receiving Party without reference to or use of the Confidential Information; and (iv) information rightfully acquired by a receiving Party in good faith from a third party on a non-confidential basis without breach of an agreement to maintain said information in confidence. Notwithstanding anything to the contrary herein, a Receiving Party may disclose confidential Information if required to do so by law, or if ordered to do so by a court or other governmental authority of competent jurisdiction; provided, however, that a Receiving Party shall provide the Disclosing Party prior written notice of any such mandated disclosure and exercise its best efforts, consistent with sound business practice, both to afford the Disclosing Party an opportunity to contest the disclosure and to itself limit the extent of the disclosure to the maximum extent practicable. Upon the requests of the Disclosing Party, the Receiving Party shall use its best efforts to negotiate with any court or governmental authority of competent jurisdiction that has compelled such disclosure an appropriate protective order that would permit review of any Confidential Information only by the court or appropriate staff of the governmental authority and would limit any further disclosure to the maximum extent possible.

6.5 OWNERSHIP. Confidential Information disclosed to and/or generated by a Receiving Party is and shall remain the property of the Disclosing Party. By disclosing the Confidential Information to a Receiving Party, the Disclosing Party does not relinquish any of its proprietary rights and interests therein and hereby specifically reserves all such proprietary rights and interests to said Confidential Information. A Receiving Party shall return (or, with the consent of the Disclosing Party, which shall not be unreasonably withheld, destroy) all Confidential Information and all copies thereof, including, without limitation, written and electronic copies, as well as all summaries, notes, or other documents, materials or things containing Confidential Information, to the Disclosing Party promptly upon the reasonable written requests of the Disclosing Party and upon termination of this Agreement.

6.6 INJUNCTIVE RELIEF. In the event of a breach or threatened breach by a Receiving Party or its agents of the terms of this ARTICLE VI, the Disclosing Party shall be entitled to an injunction prohibiting such breach in addition to other legal and equitable remedies available to it in connection with such breach. Each Party acknowledges that the Confidential Information of the other Party is valuable and unique and that the use or disclosure of such Confidential Information in breach of this Agreement will result in irreparable injury to the other Party.

6.7 SURVIVAL. The Parties hereby agree that the confidentiality and non-use undertakings reflected in this ARTICLE VI shall survive the termination of this Agreement.

                                  ARTICLE VII
                               EVENTS OF DEFAULT
                               -----------------

7.1 DESCRIPTION. Each of the following events, separately, shall constitute an "Event of Default":

     (A) A Party shall fail to pay when due any amount owed to the other Party pursuant to this Agreement and any such failure shall continue unremedied for ten (10) business days after written notice thereof shall be given to the defaulting Party by the non-defaulting Party;

     (B) A Party shall fail to perform or observe in any material respect any material covenant contained in this Agreement, and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the defaulting Party by the non-defaulting Party;

     (C) Any material action by a Party which directly or indirectly violates any applicable federal, state or local law, ordinance or regulation, or any FCC and/or state regulatory rules and policies.

7.2 DEFAULT BY AMERITECH. Upon the occurrence of any Event of Default by Ameritech, Quest shall have the right to: (i) suspend Services under this Agreement; (ii) terminate this Agreement and any other agreements or instruments delivered to Quest connection with this Agreement; (iii) declare all amounts payable by Ameritech to Quest hereunder immediately due and payable; and (iv) exercise all other remedies available to it under this Agreement and such other agreements and instruments or otherwise available at law or in equity.

7.3 DEFAULT BY QUEST. Upon the occurrence of any Event of Default by Quest, Ameritech shall have the right to: (i) terminate this Agreement and any other agreements or instruments delivered by Quest in connection with this Agreement; (ii) declare all amounts payable by Quest to Ameritech hereunder immediately due and payable; and (iii) exercise all other remedies available to it under this Agreement and such other agreements or instruments or otherwise available at law or in equity.

7.4 CUMULATIVE REMEDIES. Each Party's rights and remedies hereunder shall be cumulative and the exercise by a Party of any particular right or remedy shall not prevent such Party from exercising any other right or remedy.

                                 ARTICLE VIII
                                   LIABILITY
                                   ---------

[***]

8.2 GENERAL INDEMNITY. Each party shall defend, indemnify and hold harmless the other and the other's officers, directors, employees, and agents and their successors and assigns against and from any and

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

     all losses, liabilities, suits, damages, claims, demands, and expenses (including, without limitation, reasonable attorneys' fees), whether based on contract or tort (including strict liability), arising out of or in conjunction with, but only to the extent that such losses, liabilities, damages claims, demands, and expenses arise out of or in connection with, claims or lawsuits brought by unaffiliated third parties alleging (1) the negligent or intentional acts or omissions of the indemnifying party, its Affiliate(s) or subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them, (2) the failure of the indemnifying party, its Affiliate(s) or subcontractors to fully comply with the provisions of this Agreement, (3) defective or malfunctioning Services provided hereunder, and (4) assertions under Worker's Compensation or similar laws made by persons furnished by the indemnifying party. The indemnified party shall promptly notify the indemnifying party of any written claim, loss, or demand for which the indemnifying party is responsible under this Section.

                                  ARTICLE IX
                               TERM OF AGREEMENT
                               -----------------

9.1 INITIAL TERM. Unless sooner terminated in accordance with ARTICLE VII hereof, the initial term of this Agreement shall commence on the date hereof and shall continue for a period of three (3) years after the Services are initiated.

9.2 RENEWAL. Upon the conclusion of the initial term or any renewal term, this Agreement shall be renewed automatically and shall continue in effect for consecutive additional one (1) year renewal terms unless either party delivers to the other Party a written notice of non-renewal at least one hundred twenty (120) days prior to the expiration of the initial term or the then-current renewal term.

9.3 SETTLEMENT PROCESS. Upon the expiration or other termination of this Agreement, the invoice and payment process described in ARTICLE IV hereof shall continue until Quest has received full payment for all amounts owed to it in connection with this Agreement, including full payment for all Wholesale Services purchased by Ameritech during any prior Period.

9.4  POST-TERMINATION RESPONSIBILITIES.

     (A) Prior to the expiration or termination of this Agreement, and extending for a reasonable period of time beyond the termination or expiration of this Agreement, if deemed necessary by Ameritech, Quest shall supply to Ameritech such reasonable support and assistance as Ameritech shall specify to assist Ameritech in the orderly winding-down of the performance of Services by Quest and the transition of such services to Ameritech or to a successor selected by Ameritech. These transition services shall include the transfer of 800/888 access numbers and the transfer (and conversion to a different database format, if necessary) of the End User preferences, usage and outstanding balance database information to Ameritech or its chosen service provider. Ameritech shall pay for the transition services specified herein in accordance with the pricing provisions hereof, or if not specified, at Quest's then-current prices.

     (B) Except as required pursuant to Subsection (a) hereof, upon the expiration or termination of this Agreement, each Party agrees to (i) immediately cease all new use of the other Party's name, trade names, trademarks and service marks, and logo; (ii) immediately deliver to the other Party any and all materials not distributed bearing the other Party's name, trade names, marks, or logos; and (iii) return all proprietary and confidential information of the other Party to the other Party. The obligations contained in this Section shall survive the termination of this Agreement.

     (C) The expiration or termination of this Agreement shall not release either Party from any liability, obligation or agreement which, pursuant to any provision of this Agreement, is to survive or be performed after such expiration or termination.

                                   ARTICLE X
                          RELATIONSHIP OF THE PARTIES
                          ---------------------------

10.1 WHOLESALE SERVICES. With respect to the Wholesale Services, Ameritech's relationship to Quest shall be that of a purchaser and reseller of services only. Ameritech shall contract directly with its Customers and/or End Users in its own name and shall not represent itself to be the agent or representative of Quest. Quest Customer Service representatives will respond to Ameritech's customer service calls by answering in Ameritech's name.

10.2 NO JOINT EMPLOYMENT. Nothing in this Agreement shall be construed to constitute Ameritech and Quest as joint employers of either Party's employees or agents or Quest as a special employer of any employee or agent of Ameritech.

10.3 RELATIONSHIP OF THE PARTIES. Each of the Parties shall act as, and shall be, independent contractors in all aspects of their performance of this Agreement. Nothing contained in this Agreement shall authorize either Party to act as agent for the other, nor grant either Party authority to make representations or agreements on behalf of the other. Nothing in this Agreement shall be deemed to constitute or create a joint venture, partnership, pooling arrangement or other formal business entity or fiduciary relationship between Quest and Ameritech. Nothing in this Agreement shall be construed to give any person or entity other than Quest and Ameritech any legal or equitable right, remedy or claim under this Agreement or any provision contained herein.

[***]

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

[***]

                                  ARTICLE XI
                              DISPUTE RESOLUTION
                              ------------------

11.1 MEDIATION. The parties shall attempt in good faith to promptly resolve any dispute relating to this Agreement by negotiation between their executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Either party may give the other party notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after receipt of such notice, the receiving party shall submit to the other a written response. The notice and response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within twenty (20) days after receipt of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they deem reasonably necessary, to attempt to resolve the dispute. Each party shall honor reasonable requests for information made by the other. If the parties are unable to resolve the dispute within sixty (60) days of the disputing party's notice requesting mediation, then either party may initiate arbitration of the dispute as provided below.

11.2 ARBITRATION. If the parties are unable to resolve a dispute by mediation as provided above, or if either party fails to resort to or comply with a request for such negotiation in a reasonable and timely fashion, then the exclusive remedy for resolving disputes between Ameritech and Quest relating to this Agreement shall be by binding arbitration in accordance with the Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. One (1) arbitrator having experience in the data processing and/or telecommunications industry shall be selected by CPR to adjudicate any such dispute, and the arbitration shall be conducted on an expedited basis in the home city of the party against whom the arbitration is being invoked. Each party shall bear its own expenses of the arbitration, and the cost and expenses of the arbitrator shall be equally shared by the parties. The arbitration award shall be in writing and shall be final and binding upon the parties, and judgment thereon may be entered in any court of competent jurisdiction.

11.3 LIMITATION. The requirements of this ARTICLE XI to utilize mediation and arbitration shall not apply to disputes between the parties for which injunctive relief is a remedy. During the pendency of any mediation and arbitration conducted under this ARTICLE XI, both parties shall continue the full performance of their respective obligations under this Agreement. Negotiations pursuant to this ARTICLE XI are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State rules of evidence or any arbitration proceeding between the parties.

                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

12.1 ENTIRE AGREEMENT. This Agreement and the ADDENDA A, B AND C attached hereto and incorporated herein by this reference constitute the entire agreement among the Parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the Parties relating to the transactions contemplated hereby or the subject matter herein.

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

12.2 WAIVER. Any failure on the part of any Party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived by any other Party to whom such compliance is owed. A waiver under this SECTION
     10.2 must be in writing signed by the Party to whom compliance is owed, as specified in SECTION 10.1 above. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

12.3 AMENDMENTS. This Agreement may not be changed, altered or modified unless such change, alteration or modification is in writing and signed by an authorized representative of the Party against whom such amendment is to be enforced.

12.4 SEVERABILITY. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws, and the balance of this Agreement shall remain in full force and effect.

12.5 GOVERNING LAW. This Agreement shall be governed by, construed under, and interpreted in accordance with the domestic laws of the State of Georgia.

12.6 NOTICES. All notices, requests, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally by the sender or overnight courier service, or sent by pre-paid, first class, certified or registered mail, return receipt requested, to the intended recipient at its address set out below. Any such notice, demand or communication shall be deemed to have been duly given on the next business day if sent by overnight courier, or three (3) days after mailing, and in proving same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The addresses of the Parties for purposes of this Agreement are:

         If to Quest:                         If to Ameritech:

         Quest Group International, Inc.      Ameritech Product Management
         242 Falcon Drive                     2000 W. Ameritech Center Dr., 3E7C
         Forest Park, Georgia  30297          Hoffman Estates, Illinois 60196
         ATTN: Richard J. Dewitt, President   ATTN:  Mr. Sam Maropis

     Any Party may change the address to which notices, requests, demands, or other communications to such Party shall be delivered or mailed by giving notice thereof to the other Party hereto in the manner provided herein.

12.7 FORCE MAJEURE. If performance by either Party of any part of this Agreement (other than the payment of money) is prevented by reason of any flood, riot, fire, strike, earthquake, explosion, power blackout, civil disturbance, labor dispute, war, change in government regulation, court action, or any other cause beyond the reasonable control of that Party, then that Party shall be excused from such performance to the extent of and during the duration of such force majeure. If Quest is the Party claiming the force majeure condition, then Ameritech shall be excused from making payments hereunder to the extent and for the duration that Services are not being performed by Quest, and if such force majeure continues unabated for more than thirty (30) days, then Ameritech may terminate this Agreement immediately upon written notice to Quest.

12.8 CONSEQUENTIAL DAMAGES. EXCEPT AS PROVIDED IN ARTICLE VIII HEREOF, NEITHER PARTY SHALL BE HELD RESPONSIBLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES INCURRED BY REASON OF A BREACH OF OR THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

12.9 ASSIGNMENT. Neither Party shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed; provided that, Ameritech may assign its rights and obligations under this Agreement to an Affiliate without the consent of Quest, and any Ameritech Affiliate may purchase the Services set forth in this Agreement subject to the terms and conditions hereof. This Agreement shall be binding on the parties and their respective legal successors and permitted assigns, subject to the terms and conditions hereof.

12.10 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized the day and year first written above.


QUEST GROUP INTERNATIONAL, INC.         AMERITECH COMMUNICATIONS, INC.


By: /s/ Richard J. Dewitt               By: /s/ Patrick J. Earley
   ------------------------------          ---------------------------
Name:  Richard J. Dewitt                Name:_________________________
     ----------------------------
Title: President                        Title: _______________________
      ---------------------------
                                       14

                                   AMENDMENT


     THIS AMENDMENT ("Amendment") is made this 13 day of November, 1997, to the Agreement dated September 30, 1997 (the "Agreement") between QUEST GROUP INTERNATIONAL, INC. ("Quest") and AMERITECH COMMUNICATIONS, INC. ("Ameritech").

                   ________________________________________


     Notwithstanding anything to the contrary in the Agreement, it is hereby agreed between Quest and Ameritech as follows:

     1. Except as expressly provided to the contrary herein, terms used in this Amendment shall have the meaning defined in the Agreement.

     2. Section 2.6 of the Agreement is amended by adding the following sentences as a new subsection (b) thereof:

          "(b) Quest warrants that its Services and any information supplied by Quest to Ameritech hereunder shall properly perform Year 2000 Processing. Quest shall promptly remedy any breach of this warranty at no additional charge to Ameritech by correcting its Services so as to make them capable of correctly performing Year 2000 Processing. Quest's breach of this warranty shall not be subject to any provisions regarding limitations of Quest's liability set forth in this Agreement. "Year 2000 Processing" means processing which is dependent upon usage of calendar dates, including dates on or after January 1, 2000. Year 2000 Processing includes, in addition to software provided by Quest, any third party software embedded in the Services that manages and/or manipulates data involving dates, including single century formulas and multi-century formulas. "Proper processing" means the Services will not cause an abnormally ending scenario or result in incorrect values generated involving dates."

     3.   The following is hereby added the Agreement or as a new Section 2.7:

          [***]

     4. The second and third sentences of Section 4.1(a) of the Agreement are hereby deleted to their entirety and replaced with the following:

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

     "Quest shall on a monthly (or such arber frequency as may be negotiated with the Carrier) basis prepare and deliver to Ameritech an invoice summarizing the various Transmission Services charges incurred by Ameritech during the immediately proceeding billing period. Quest's failure to forward an invoice within the prescribed time period shall not relieve or otherwise modify or alter in any way Ameritech's obligation to make the payments required herein; provided that, in no event will Quest invoice Ameritech for Services which were performed more than ninety (90) prior to the date of the invoice."

     5. In the third sentence of Section 4.1(b) of the Agreement, the words "fifteen (15)" are deleted and replaced with the words "thirty (30)" (or such other frequency as may be negotiated with the Carrier).

     6. Section 4.1(e) of the Agreement is amended in the first sentence by replacing the words "fifteen (15)" with the words "thirty (30)" and both instances replacing the word "week" with the words "billing period" (or such other frequency as may be negotiated with the Carrier), and in the second sentence by replacing the word "month" with the words "billing period" (or such other frequency as may be negotiated with the Carrier).

     7. Section 4.3(a) of the Agreement is amended by adding the following sentence after the third sentence thereof: "Ameritech shall be entitled to interest (calculated using the prime rate (the average rate published in The
                                                                         ---
Wall Street Journal on the payment due date) plus two percent (2%)) on any
-------------------
overpayment to Quest.

     8.   The following is hereby added to the end of Section 5.4 of the
Agreement:

     "During the term of this Agreement and for one (1) year thereafter. Quest shall not directly solicit the retail prepaid phone card business of those Ameritech Customers identified in Addendum "C" or any other Ameritech Customer of whom Quest becomes aware as a result of Quest's performance of Services hereunder. Nothing herein contained shall prohibit Quest from responding to an unsolicited request for proposal from any such customer, or from pursuing the retail prepaid phone card business of such customer if that customer is no longer purchasing services from Ameritech."

     9. Except as expressly amended herein, the Agreement shall continue in full force and effect. In the event of any conflict, inconsistency or incongruity between the terms of this Amendment and any terms of the Agreement, this Amendment shall govern and control.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date written above.


AMERITECH COMMUNICATIONS, INC.               QUEST GROUP INTERNATIONAL, INC.

By: /s/ Patrick J. Earley                    By: /s/ Richard I. Dewitt
    --------------------------                   ---------------------------
Name: Patrick J. Earley                      Name: Richard I. Dewitt
     -------------------------                    --------------------------
Title: President - ACI                       Title: President
      ------------------------                     -------------------------

                                 Addendum "A"
                                 ------------

                                    PRICING


1.    Switching Charge.
      ----------------

At the end of each month, Quest will calculate the number of minutes of use during that month, and the applicable price from the following table will be applied against all of the minutes of use during that month to arrive at the appropriate Switching Charge.

[***]

2.    System Expansion.
      ----------------

[***]

(b) Any System hardware and software ("Equipment") purchased in accordance with this Section shall be owned solely and exclusively by Ameritech. Quest shall not have any interest in such Equipment, and shall not pledge, hypothecate or suffer a lien upon such Equipment. Quest shall bear the risk of loss or damage to such


* Portions of this Agreement have been redacted to preserve the Company's confidential information.

Equipment while the same is in Quest's custody and control, and shall obtain insurance, with Ameritech named as the loss payee, in the amount of the purchase price of the Equipment.

(c) Upon the expiration or termination of this Agreement, Ameritech shall have the right to enter upon Quest's premises and remove the Equipment, or to have Quest perform the removal for Ameritech. In either event, Ameritech shall pay or reimburse Quest for the reasonable costs incurred in removing the Equipment from Quest's premises, transporting it to a location of Ameritech's choosing, and reinstalling it in that new location.

[***]

3.    Other Charges.
      -------------

[***]

4.    Management Fee.
      --------------

[***]

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

[***]

5.    Technology Development Fund.
      ---------------------------

[***]

6.    Transmission Services.
      ---------------------

(a) Ameritech will purchase Wholesale Transmission Services from Quest for prepaid phone card calls originating from anywhere within World Zone One other than the States of Illinois, Indiana, Michigan, Ohio and Wisconsin. Quest will, at Ameritech's request and for so long as and to the extent that Ameritech requests, provide Retail Transmission Services for prepaid phone card calls originating from the States of Illinois, Indiana, Michigan, Ohio and Wisconsin. In both instances, calls may terminate anywhere in the United States or internationally.

(b) The rates quoted in this Section 6 for both Wholesale Transmission Services and Retail Transmission Services is inclusive of all other Carrier charges associated with such a call, including without limitation facilities preparation, utilization, transport, access charges, and 800 database access charges, but excluding any charges referred to in Sections 1 and 3 above. Quest will, at Ameritech's specific request or from time to time on its own initiative, competitively bid the Carrier community to determine if Quest is able to procure Carrier transport service which meets the requirements of this Agreement at better prices for the parties.

[***]

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

(e) For each Retail Transmission Service provided by Quest to Ameritech's Customers and/or End Users, Quest shall charge the End Users a per-minute fee for each completed minute, rounded up to the next minute, in accordance with the following schedule:

                    Card Denomination                 Rate
                    -----------------                ------
                    Variable                         $.4000
                     30 Units                        $.3333
                     60 Units                        $.3000
                     67 Units                        $.2985
                    100 Units                        $.2850
                    143 Units                        $.2797
                    200 Units (plus any recharges)   $.2750


If necessary, Quest will file tariffs with the appropriate public utility commission(s) to enable Quest to provide these services at these rates.

In connection with the Retail Transmission Services to be provided by Quest hereunder, Ameritech will (1) collect the applicable fee from the Customer and/or End User for payment to Quest if and when the End User receives service from Quest, and (2) provide to Quest certain, administrative, production, recording and call processing services, including identifying and contracting with the Customer and/or End User, production and distribution of the prepaid phone cards, verifying, rating and timing of calls, and preparation of message detail records.

[***]

7.    Facilities Siting.
      -----------------

Both parties shall in good faith undertake a joint assessment of the economic and operational benefits of locating one (1) or more of Quest's Systems and/or operational facilities within Ameritech's five (5) State region. The parties shall supply each other with all relevant information necessary to perform the assessment and shall explore any reasonable option to make the decision a financially and operationally viable option for both parties.

* Portions of this Agreement have been redacted and preserve the Company's confidential information.

                                 Addendum "B"
                                 ------------

                               SERVICE STANDARDS

I.    PLATFORM SERVICE STANDARDS
      --------------------------

The system shall operate 24 hours a day, 7 days a week. Subject to the qualifications set forth below, Quest's system down time shall not exceed [***] during any rolling 12 month period. System down time shall not begin to accrue until 120 days after the system is turned up. Quest shall report all system downtime to Ameritech.

System down time shall mean the unavailability of the switching system to process calls. System down time shall not include: events attributable to excess volume beyond the capacity committed by Ameritech, scheduled maintenance and upgrades, force majeure, or network failures or problems attributable to Carriers approved by Ameritech. Upon the occurrence of one of these events, Quest shall use all reasonable efforts to restore service as soon as commercially practicable. Upon the conclusion of said events, Quest shall resume performing to established quality standards.

Until the monthly volume of minutes of use reaches [***] between the hours of 12:00 a.m. and 6 a.m., Quest shall have [***] to respond to system outages before any system down time is accrued.

During any month after the cumulative annual system down time has exceeded [***] during the prior 12 month period, Quest shall be subject to performance penalties in the form of credits as a percentage reduction of its monthly invoice charges for switching service as follows:

[***]

Should the platform be down for greater than [***] in any two months of any six month period then Ameritech shall have the right to terminate this Agreement.

Any credits due will be calculated on the past month's invoice for switching services and be applied to the current month's invoice.

II.   TRANSMISSION STANDARDS
      ----------------------

Quest and Ameritech shall in good faith negotiate with Carriers to establish network performance/reliability standards. Those standards, when agreed to, shall be attached to this Agreement as an Addendum.


* Portions of this Agreement have been redacted to preserve the Company's confidential information.

III.  CUSTOMER SERVICE STANDARDS
      --------------------------

Customer Service shall operate 24 hours a day, 7 days a week. Subject to the qualifications set forth below, Quest's customer service shall meet reasonable minimum quality standards regarding average system time and average call abandon rates as mutually agreed to by Quest and Ameritech. Customer service quality standards shall not apply until [***] after the system is turned up.

Customer service minimum standards shall not be less than those set forth in Quest's response to Ameritech's RFP. Customer service quality standards shall not apply to events related to excess volume beyond the capacity committed by Ameritech, scheduled maintenance and upgrades, force majeure, or network failures or problems attributable to Carriers approved by Ameritech. Standards shall also be adjusted for special programs or new program offerings. Upon the occurrence of one of these events. Quest shall use all reasonable efforts to restore service as soon as commercially practicable. Upon the conclusion of said events. Quest shall resume performing to established quality standards.

Until the monthly volume of minutes of use reaches [***] service quality standards shall not apply between the hours of 12:00 a.m. and 6 a.m.

During any month where Quest's performance, as set forth above and agreed to by Quest and Ameritech, does not meet the quality standards, Quest shall be subject to performance penalties in the form of credits as a percentage reduction of its monthly invoice charges for customer service as follows:

[***]

Any credits due will be calculated on the past month's invoice for switching services and be applied to the current month's invoice.

IV.   ADDITIONAL SPECIFICATIONS
      -------------------------

Additional technical and operational specifications of the Service being provided by Quest to Ameritech are contained in Section Two of Quest's Response to Ameritech's Request For Proposal RFP 00301-SM, which specifications are attached to and incorporated in full into this Addendum "B" as Attachment "B-1." In the event of any conflict, inconsistency or incongruity between any term or condition of this Agreement and Attachment B-1, the terms and conditions of this Agreement shall govern and control.

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

                                 Addendum "C"
                                 ------------

Quest Customers (for purposes of Section 5.4 of the Agreement):


[List to be attached hereto]


Entities (for purposes of Section 10.4 of the Agreement):

[***]


* Portions of this Agreement have been redacted to preserve the Company's confidential information.

                                 Addendum "D"
                                 ------------


[***]


* Portions of this Agreement have been redacted to preserve the Company's confidential information.